As filed with the Securities and Exchange Commission on February 23, 2009
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATA Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
8th Floor, Tower E
6 Gongyuan West Street,
Jian Guo Men Nei
Beijing 100005, China
(Address, Including Zip Code, of Principal Executive Offices)

ATA Inc. 2008 Employee Share Incentive Plan
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8940
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:

David Johnson, Esq. O’Melveny & Myers LLP 1999 Avenue of the Stars, 7th Floor Los Angeles CA 90067-6035 (310) 553-6700	David Roberts, Esq. O’Melveny & Myers LLP 37th Floor, Yin Tai Center, Office Tower 2 Jian Guo Men Wai Avenue Beijing 100022, China +86-10-6563-4209

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee
Common Shares, $0.01 par value per share, Issuable Under the ATA Inc. 2008 Employee Share Incentive Plan	336,307(1)(2) shares	$1.9825(3)	$666,729(3)	$27(3)

(1)	This Registration Statement covers, in addition to the number of common shares of ATA Inc., a Cayman Islands corporation (the “Company” or the “Registrant”), par value $0.01 per share (the “Common Shares”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the ATA Inc. 2008 Employee Share Incentive Plan (the “2008 Plan”) as a result of one or more adjustments under the 2008 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	These Common Shares may be represented by the Registrant’s ADSs, each of which represents two Common Shares. The Registrant’s ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-148641) filed on January 14, 2008, and any other amendment or report filed for the purpose of updating such statement.

(3)	Pursuant to Securities Act Rule 457(h)(1), the maximum aggregate offering price with respect to the 2008 Plan is calculated as the product of 336,307 Common Shares issuable or reserved under the 2008 Plan multiplied by the average of the high and low prices for the Registrant’s Common Shares represented by American Depositary Shares as reported on the Nasdaq Global Market on February 13, 2009.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on April 17, 2008 (Commission File No. 333-150287);

(b)	The Company’s Annual Report on Form 20-F for its fiscal year ended March 31, 2008, filed with the Commission on August 28, 2008 (Commission File No. 001-33910); and

(c)	The description of the Company’s Common Shares and ADSs contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-33910), originally filed with the Commission on January 10, 2008 and as subsequently amended.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
     Not applicable.

Item 8.	Exhibits
     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on February 23, 2009.

ATA Inc.
By:	/s/ Kevin Xiaofeng Ma
Kevin Xiaofeng Ma
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Kevin Xiaofeng Ma as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Xiaofeng Ma Kevin Xiaofeng Ma	Chairman and Chief Executive Officer (Principal Executive Officer)	February 23, 2009
/s/ Walter Lin Wang Walter Lin Wang	Director and President	February 23, 2009

Signature	Title	Date
/s/ Andrew Yan Andrew Yan	Director	February 23, 2009
/s/ Hope Ni Hope Ni	Director	February 23, 2009
/s/ Alec Tsui Alec Tsui	Director	February 23, 2009
/s/ Carl Yeung Carl Yeung	Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2009

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
     Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on February 23, 2009.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	ATA Inc. 2008 Employee Share Incentive Plan (Incorporated by Reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the Commission on January 8, 2008 (registration number 333-148512)).

5.1	Opinion of Conyers Dill & Pearman (opinion re legality).

23.1	Consent of KPMG.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).